UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2022

FTAI AVIATION LTD.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-37386	98-1420784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAIP	The Nasdaq Global Select Market
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAIO	The Nasdaq Global Select Market
8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 22, 2022 (the “Closing Date”), Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company (the “Company”) and wholly-owned subsidiary of the registrant, FTAI Aviation Ltd. (“FTAI Aviation”), entered into Amendment No. 1 (the “Amendment”) to the Second Amended & Restated Credit Agreement (the “A&R Credit Agreement”), dated as of September 20, 2022, among the Company, as the borrower, certain lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Amendment provides for an increase in the revolving Commitments (as defined in the A&R Credit Agreement) in the form of additional revolving commitments by Citizens Bank, National Association, as Incremental Lender (under and as defined in the Amendment) to be made available to the Company in an aggregate principal amount of $75,000,000 (the “Incremental Commitment”). After giving effect to the Incremental Commitment, the aggregate principal amount of the Commitments under the A&R Credit Agreement available to the Company is $300,000,000 (the “Revolving Credit Facility”), of which up to $25,000,000 may be utilized for the issuance of letters of credit.  The Incremental Commitment is on the same terms and conditions as the Commitments under the A&R Credit Agreement, as in effect immediately prior to the effectiveness of the Amendment.  The proceeds of the Revolving Credit Facility will be used for working capital and other general corporate purposes, including, without limitation, permitted acquisitions and other investments, and the letters of credit issued under the Revolving Credit Facility will be used for general corporate purposes.

Certain lenders under the Amendment have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the Company’s anticipated use of the net proceeds from the Revolving Credit Facility. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to the Company and FTAI Aviation. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, June 30, 2022 and September 30, 2022, and FTAI Aviation’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022, as updated by annual, quarterly and other reports FTAI Aviation files with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI AVIATION LTD.

	By:	/s/ Eun Nam
	Name:	Eun Nam
	Title:	Chief Financial Officer and Chief Accounting Officer

Date: November 23, 2022